Exhibit 3.21



                          CERTIFICATE OF INCORPORATION

                                       OF

                                 WARNIVOL, INC.

                                    * * * * *

     FIRST. The name of the corporation is

                                 WARNIVOL, INC.

     SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     To manufacture, produce, purchase, or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of and deal in, biscuits, crackers, breads, pastries, confections, and all other similar and allied foodstuffs and the component parts thereof.

     To manufacturers or otherwise produce, import, export, buy, sell and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property or every kind and description.

     The business or purpose of the Corporation is from time to time to do any or more of the acts and things hereinabove set forth, and it shall have power be conduct and carry on in said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is ten (10) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The names and places of residence of the incorporators are as follows:

                 NAMES                             RESIDENCES
                 -----                             ----------

             A. D. Atwell                     Wilmington, Delaware
             F. J. Obara, Jr.                 Wilmington, Delaware
             A. D. Grier                      Wilmington, Delaware

     SEVENTH. The corporation is to have perpetual existence.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


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     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock and issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

     THIRTEENTH. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 12th day of May, A.D. 1965.


                                ______________________(SEAL)

                                ______________________(SEAL

                                ______________________(SEAL)

STATE OF DELAWARE           )
                            )  ss:
COUNTY OF NEW CASTLE        )

     BE IT REMEMBERED that on this 12th day of May, A.D. 1965, personally came before me, a Notary Public for the State of Delaware, A. D. Atwell, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.



                                -------------------------
                                       Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     -o-O-o-

     WARNIVOL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

          FIRST. The name of the corporation is ILLINOIS BAKING CORPORATION."

     FURTHER RESOLVED, that the first paragraph of Article THIRD be amended so that, as amended, said first paragraph of Article THIRD shall be and read as follows:

          "THIRD. The nature of the business or objects or purposes to be transacted, promoted or carried on are:

          "To manufacture, produce, purchase, or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of and deal in, biscuits, crackers, breads, pastries, confections and any type or form of edible containers for frozen dairy products such as ice cream, ice milk and custards, and all other similar and allied foodstuffs and the component parts thereof."

     SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of The General Corporation Law of Delaware, and filed with the corporation.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said WARNIVOL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by J. R. Broadway, its President, and F. L. Ungerott, its Secretary, this fourteenth day of May, 1965.

                                WARNIVOL, INC.


                                By___________________________
                                               President


                                By___________________________
                                               Secretary

STATE OF ILLINOIS    )
                     )   ss.
COUNTY OF COOK       )

     BE IT REMEMBERED that on this fourteenth day of May, A. D. 1965, personally came before me, D. T. Witter, a Notary Public in and for the County and State aforesaid, J. R. Broadway, President of WARNIVOL, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said J. R. Broadway, as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                -----------------------------
                                       Notary Public